Q77.M)  Mergers

ACCESSOR FUNDS, INC.

Special Meeting of Shareholders

August 19, 2008

___________________________

BALLOT

___________________________

The undersigned holder of capital stock of each Fund of Accessor Funds, Inc., or duly authorized proxy or proxies for a holder or holders of said stock (as evidenced by an executed proxy delivered to the Inspector of Election), hereby votes:

For approval of an Agreement and Plan of Reorganization as follows:

Accessor Strategic Alternatives Fund

7,766,024.6200	Votes in favor
436.7410	Votes against
4,555.3110	Votes abstained
Votes in favor represented 99.935% of total votes

Accessor Total Return Fund

5,929,478.2260	Votes in favor
0	Votes against
0	Votes abstained
Votes in favor represented 100.000% of total votes

Accessor Growth Fund

4,433,619.5100	Votes in favor
12,452.0130	Votes against
11,991.4930	Votes abstained
Votes in favor represented 99.452% of total votes

Accessor Value Fund

4,946,926.9210	Votes in favor
2,327.0280	Votes against
5,906.0320	Votes abstained
Votes in favor represented 99.834% of total votes

Accessor Small to Mid Cap Fund

4,962,720.9650	Votes in favor
4,448.5420	Votes against
11,252.6320	Votes abstained
Votes in favor represented 99.685% of total votes

Accessor International Equity Fund

7,458,043.9770	Votes in favor
3,631.9090	Votes against
2,803.5510	Votes abstained
Votes in favor represented 99.913% of total votes

Accessor High Yield Bond Fund

5,556,012.7570	Votes in favor
3,170.2140	Votes against
10,682.0160	Votes abstained
Votes in favor represented 99.751% of total votes

Accessor Intermediate Fixed-Income Fund

5,644,793.8540	Votes in favor
3,889.3040	Votes against
5,572.3090	Votes abstained
Votes in favor represented 99.832% of total votes

Accessor Short-Intermediate Fixed-Income Fund

4,560,954.6380	Votes in favor
1,826.5560	Votes against
6,772.3250	Votes abstained
Votes in favor represented 99.812% of total votes

Accessor Mortgage Securities Fund

4,557,823.4920	Votes in favor
4,679.3120	Votes against
3,368.1460	Votes abstained
Votes in favor represented 99.824% of total votes

Accessor U.S. Government Money Fund

727,849,028.9490	Votes in favor
106,631.5800	Votes against
745,721.3900	Votes abstained
Votes in favor represented 99.883% of total votes

Accessor Limited Duration U.S. Government Fund

4,221,216.3550	Votes in favor
0	Votes against
0	Votes abstained
Votes in favor represented 100.000% of total votes

Accessor Aggressive Growth Allocation Fund

2,269,072.3450	Votes in favor
2,129.5680	Votes against
21,491.6530	Votes abstained
Votes in favor represented 98.957% of total votes

Accessor Growth & Income Allocation Fund

4,902,730.5070	Votes in favor
25,979.9950	Votes against
59,497.6770	Votes abstained
Votes in favor represented 98.284% of total votes

Accessor Growth Allocation Fund

3,631,518.4090	Votes in favor
31,600.4620	Votes against
78,477.1770	Votes abstained
Votes in favor represented 97.058% of total votes

Accessor Balanced Allocation Fund

4,878,528.9440	Votes in favor
9,455.7760	Votes against
38,675.9370	Votes abstained
Votes in favor represented 99.023% of total votes

Accessor Income & Growth Allocation Fund

1,536,435.8550	Votes in favor
4,240.0440	Votes against
10,051.9840	Votes abstained
Votes in favor represented 99.079% of total votes

Accessor Income Allocation Fund

702,692.2170	Votes in favor
0	Votes against
2,064.0000	Votes abstained
Votes in favor represented 99.707% of total votes

ACCESSOR FUNDS, INC.

Special Meeting of Shareholders

August 19, 2008

_____________________________________

REPORT OF INSPECTOR OF ELECTION

_____________________________________

To the [TITLE OF OFFICER] of the Special Meeting of Shareholders of Accessor Funds, Inc.:

I, the undersigned Inspector of Election, having been duly authorized and qualified, do report and certify as to the Special Meeting of Shareholders of Accessor Funds, Inc. held at 1420 Fifth Avenue, Suite 3600, Seattle, Washington 98101 on Tuesday, August 19, 2008 at 10:00 a.m., Pacific Time, that:

Accessor Strategic Alternatives Fund

1.

Out of 9,434,865.299 shares of Common Stock of the Accessor Strategic Alternatives Fund outstanding and entitled to vote at said meeting, a total of 7,771,016.6720 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Strategic Alternatives Fund, an Agreement and Plan of Reorganization between the Accessor Strategic Alternatives Fund and  the Accessor Strategic Alternatives Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	7,766,024.620
AGAINST	436.7410
ABSTAINED	4,555.3110

Accessor Total Return Fund

1.

Out of 6,321,005.833 shares of Common Stock of the Accessor Total Return Fund outstanding and entitled to vote at said meeting, a total of 5,929,478.2260 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Total Return Fund an Agreement and Plan of Reorganization between the Accessor Total Return Fund and the Accessor Total Return Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	5,929,478.226
AGAINST
ABSTAINED

Accessor Growth Fund

1.

Out of 5,222,335.298 shares of Common Stock of the Accessor Growth Fund, outstanding and entitled to vote at said meeting, a total of 4,458,063.0160 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Growth Fund an Agreement and Plan of Reorganization between the Accessor Growth Fund and the Accessor Growth Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	4,433,619.510
AGAINST	12,452.0130
ABSTAINED	11,991.4930

Accessor Value Fund

1.

Out of 5,801,695.129 shares of Common Stock of the Accessor Value Fund outstanding and entitled to vote at said meeting, a total of 4,955,159.9810 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Value Fund, an Agreement and Plan of Reorganization between the Accessor Value Fund and the Accessor Value Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	4,946,926.921
AGAINST	2,327.0280
ABSTAINED	5,906.0320

Accessor Small to Mid Cap Fund

1.

Out of 7,560,690.558 shares of Common Stock of the Accessor Small to Mid Cap Fund outstanding and entitled to vote at said meeting, a total of 4,978,422.1390 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Small to Mid Cap Fund, an Agreement and Plan of Reorganization between the Accessor Small to Mid Cap Fund and the Accessor Small to Mid Cap Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	4,962,720.965
AGAINST	4,448.5420
ABSTAINED	11,252.6320

Accessor International Equity Fund

1.

Out of 9,635,213.033 shares of Common Stock of the Accessor International Equity Fund outstanding and entitled to vote at said meeting, a total of 7,464,479.4370 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor International Equity Fund, an Agreement and Plan of Reorganization between the Accessor International Equity Fund and the Accessor International Equity Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	7,458,043.977
AGAINST	3,631.9090
ABSTAINED	2,803.5510

Accessor High Yield Bond Fund

1.

Out of 7,182,415.3 shares of Common Stock of the Accessor High Yield Bond Fund outstanding and entitled to vote at said meeting, a total of 5,569,864.9870 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor High Yield Bond Fund, an Agreement and Plan of Reorganization between the Accessor High Yield Bond Fund and the Accessor High Yield Bond Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	5,556,012.757
AGAINST	3,170.2140
ABSTAINED	10,682.0160

Accessor Intermediate Fixed-Income Fund

1.

Out of 7,830,342.343 shares of Common Stock of the Accessor Intermediate Fixed-Income Fund outstanding and entitled to vote at said meeting, a total of 5,654,255.4670 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Intermediate Fixed-Income Fund, an Agreement and Plan of Reorganization between the Accessor Intermediate Fixed-Income Fund and the Accessor Intermediate Fixed-Income Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	5,644,793.854
AGAINST	3,889.3040
ABSTAINED	5,572.3090

Accessor Short-Intermediate Fixed-Income Fund

1.

Out of 5,238,075.286 shares of Common Stock of the Accessor Short-Intermediate Fixed-Income Fund outstanding and entitled to vote at said meeting, a total of 4,569,553.5190 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Short-Intermediate Fixed-Income Fund, an Agreement and Plan of Reorganization between the Accessor Short-Intermediate Fixed-Income Fund and the Accessor Short-Intermediate Fixed-Income Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	4,560,954.638
AGAINST	1,826.5560
ABSTAINED	6,772.3250

Accessor Mortgage Securities Fund

1.

Out of 6,602,344.186 shares of Common Stock of the Accessor Mortgage Securities Fund outstanding and entitled to vote at said meeting, a total of 4,565,870.9500 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Mortgage Securities Fund, an Agreement and Plan of Reorganization between the Accessor Mortgage Securities Fund and the Accessor Mortgage Securities Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	4,557,823.492
AGAINST	4,679.3120
ABSTAINED	3,368.1460

Accessor U.S. Government Money Fund

1.

Out of 1,199,527,114.1920, shares of Common Stock of the Accessor U.S. Government Money Fund outstanding and entitled to vote at said meeting, a total of 728,701,381.9190 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor U.S. Government Money Fund, an Agreement and Plan of Reorganization between the Accessor U.S. Government Money Fund and the Accessor U.S. Government Money Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	727,849,028.9
AGAINST	106,631.5800
ABSTAINED	745,721.3900

Accessor Limited Duration U.S. Government Fund

1.

Out of 5,318,903.211 shares of Common Stock of the Accessor Limited Duration U.S. Government Fund outstanding and entitled to vote at said meeting, a total of 4,221,216.3550 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Limited Duration U.S. Government Fund, an Agreement and Plan of Reorganization between the Accessor Limited Duration U.S. Government Fund and the Accessor Limited Duration U.S. Government Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	4,221,216.355
AGAINST
ABSTAINED

Accessor Aggressive Growth Allocation Fund

1.

Out of 4,160,552.548 shares of Common Stock of the Accessor Aggressive Growth Allocation Fund outstanding and entitled to vote at said meeting, a total of 2,292,993.5660 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Aggressive Growth Allocation Fund, an Agreement and Plan of Reorganization between the Accessor Aggressive Growth Allocation Fund and the Accessor Aggressive Growth Allocation Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	2,269,072.345
AGAINST	2,129.5680
ABSTAINED	21,491.6530

Accessor Growth & Income Allocation Fund

1.

Out of 9,598,438.45 shares of Common Stock of the Accessor Growth & Income Allocation Fund outstanding and entitled to vote at said meeting, a total of 4,988,308.1790 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Growth & Income Allocation Fund, an Agreement and Plan of Reorganization between the Accessor Growth & Income Allocation Fund and the Accessor Growth & Income Allocation Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	4,902,730.507
AGAINST	25,979.9950
ABSTAINED	59,497.6770

Accessor Growth Allocation Fund

1.

Out of 8,580,496.662 shares of Common Stock of the Accessor Growth Allocation Fund outstanding and entitled to vote at said meeting, a total of 3,741,596.0480 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Growth Allocation Fund, an Agreement and Plan of Reorganization between the Accessor Growth Allocation Fund and the Accessor Growth Allocation Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	3,631,518.409
AGAINST	31,600.4620
ABSTAINED	78,477.1770

Accessor Balanced Allocation Fund

1.

Out of 7,875,254.738 shares of Common Stock of the Accessor Balanced Allocation Fund outstanding and entitled to vote at said meeting, a total of 4,926,660.6570 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Balanced Allocation Fund, an Agreement and Plan of Reorganization between the Accessor Balanced Allocation Fund and the Accessor Balanced Allocation Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	4,878,528.944
AGAINST	9,455.7760
ABSTAINED	38,675.9370

Accessor Income & Growth Allocation Fund

1.

Out of 2,908,571.47 shares of Common Stock of the Accessor Income & Growth Allocation Fund outstanding and entitled to vote at said meeting, a total of 1,550,727.8830 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Income & Growth Allocation Fund, an Agreement and Plan of Reorganization between the Accessor Income & Growth Allocation Fund and the Accessor Income & Growth Allocation Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	1,536,435.855
AGAINST	4,240.0440
ABSTAINED	10,051.9840

Accessor Income Allocation Fund

1.

Out of 1,322,760.6 shares of Common Stock of the Accessor Income Allocation Fund outstanding and entitled to vote at said meeting, a total of 704,756.2170 shares of said stock were represented either in person or by proxy.

2.

Upon a vote by holders of the shares of Common Stock of the Accessor Income Allocation Fund, an Agreement and Plan of Reorganization between the Accessor Income Allocation Fund and the Accessor Income Allocation Fund, a series of Forward Funds, be, and is hereby, approved.

The following votes were cast:

FOR	702,692.2170
AGAINST
ABSTAINED	2,064.0000